UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Resolute Forest Products Inc.

111 Robert-Bourassa Blvd., Suite 5000

Montreal, Quebec, Canada H3C 2M1

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 OTHER EVENTS

On December 21, 2018, Resolute FP Canada Inc., a wholly owned subsidiary of Resolute Forest Products Inc. (with its subsidiaries, the “Company”), provided notice to the Ontario pension plan regulatory authorities that, effective December 31, 2018, the Company will voluntarily exit the Ontario funding relief regulation that provides for aggregate funding of solvency deficits in respect of the Company’s Ontario pension plans (the “affected plans”) through December 31, 2020.

Following its exit from the Ontario funding relief regulation, the Company will cease to be required to make an annual basic contribution of Cdn$9 million to the affected plans, and it will also be relieved from the obligation triggered pursuant to the funding relief regulation to make supplemental contributions in the event the affected plans’ aggregate solvency ratio is more than 2% below the target specified in the regulation. In addition, provided the solvency financial position of its affected plans remains above 85% as of December 31, 2018, the Company will no longer be required to pay any of the deferred corrective measures contributions provided for under the Ontario funding relief regulation.

Beginning on January 1, 2019, the Company’s affected plans will become subject to the generally applicable pension funding regime of the Province, the Ontario Pension Benefits Act (the “PBA”), which is expected to reduce the amount of the Company’s pension plan deficit funding contributions. The PBA provides for funding pension fund deficits on a going concern basis, and also requires funding on a solvency basis, if the solvency funded status of the pension plan is below 85%.

As a result of the exit of the Ontario funding relief regulation, the Company will not be required to make any pension plan deficit funding contributions in respect of the affected plans in 2019 and no contributions are expected to be required until 2023 given the projected financial position of the Company’s affected plans as of December 31, 2018.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements in this current report on Form 8-K that are not reported financial results or other historical information of the Company and its subsidiaries and affiliates are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to the expected timetable for closing the sale of the Business and the satisfaction or waiver of closing conditions. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “believes,” “estimates,” “projects,” “anticipates,” “forecast,” “intend,” “project,” “potential,” “target,” “should,” “would,” “could,” “will,” “may,” “expect,” and other terms with similar meaning indicating possible future events or potential impact on our business or the Company’s shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include, among other things, the impact of currency fluctuations; fluctuations in the rate of return on plan assets; and fluctuations in the discount rate. Additional information regarding factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A – Risk Factors of the Company’s Annual Report on 10-K for the year ended December 31, 2017.

All forward-looking statements in this current report on Form 8-K are expressly qualified by the cautionary statements contained or referred to in this report and in our other filings with the SEC and the Canadian securities regulatory authorities. We disclaim any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: December 21, 2018	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President and Chief Legal Officer